Exhibit 99.2

Form of Notice of Withdrawal

GENERAL ELECTRIC CAPITAL CORPORATION

and

GE CAPITAL TRUST I

Offer to Exchange

Up to $2,500,000,000 Aggregate Liquidation Amount
6.375% Fixed to Floating Rate Trust Securities of
GE Capital Trust I
For Any and All of the Outstanding
6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 of
General Electric Capital Corporation

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 2, 2010 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

          The undersigned acknowledges receipt of the prospectus dated February 2, 2010 (the “Prospectus”) of General Electric Capital Corporation (the “Company”), a Delaware corporation, and GE Capital Trust I (the “Trust”), a Delaware statutory trust, for the offer to exchange up to $2,500,000,000 Aggregate Liquidation Amount of 6.375% Fixed to Floating Rate Trust Securities of the Trust for any and all of the outstanding 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 issued by the Company (the “Debentures”) that are validly tendered and not properly withdrawn under the terms and conditions set forth in the Prospectus. All withdrawals of Debentures previously tendered in the Exchange Offer (as defined in the Prospectus) must comply with the procedures described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders.”

          The undersigned has identified in the table below the Debentures that it is withdrawing from the Exchange Offer:

_____________________________________________________________________________________________________________________

Description of Debentures Withdrawn

Principal amount of Debentures to be withdrawn: _____________________________________________

Date(s) such Debentures were tendered: * ___________________________________________________

_____________________________________________________________________________________________________________________

*

if any Debentures were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number. This form should only be used for withdrawals of Debentures delivered through DTC if the undersigned needs to withdraw Debentures on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Debentures.

          You may transmit this Notice of Withdrawal to the Exchange Agent, Global Bondholder Services Corporation, at the address listed on the back of the Prospectus.

          This notice of withdrawal must be signed below by the registered holder(s) of the Debentures tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such Debentures. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s): ___________________________________________________________________________________

Account Number(s): __________________________________________________________________________

Signature(s): ________________________________________________________________________________

Capacity (full title): ___________________________________________________________________________

Address (including Zip Code): __________________________________________________________________

___________________________________________________________________________________________

Area Code and Telephone Number: ______________________________________________________________

Tax Identification or Social Security No.:  _________________________________________________________

Dated: ___________________, 2010

DTC Participant Number (applicable for Debentures tendered through DTC only) _________________________

The Trust will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, the Trust, the Dealer Managers, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.